                                                                     EXHIBIT 4.4

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR UNDER ANY STATE SECURITIES LAWS, IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION FOR NON-PUBLIC OFFERINGS. NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE SOLD OR TRANSFERRED UNLESS THIS WARRANT OR THE SHARES ARE REGISTERED UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

Name of warrant holder                  University of Utah Research Foundation
Address                                 615 Arapeen Drive, Suite 110
                                        Salt Lake City, Utah 84108

Number of Shares of Common              33,189
Stock purchasable pursuant to this
Warrant
Exercise price                          $0.0150954 per Share
Expiration date                         July 1, 2007, 5:00 p.m. local time

                   WARRANT TO PURCHASE SHARES OF COMMON STOCK
                                       OF
                              CYBERKINETICS, INC.,
                             A DELAWARE CORPORATION

      This is to certify that, for value received, the warrant holder shown above (the "Holder"), is entitled to purchase, subject to the provisions of, this Warrant, from Cyberkinetics, Inc., a Delaware corporation (the "Company"), at any time not later than the expiration time and date shown above, the number of shares of common stock, $0.0001 par value per share ("Common Stock"), of the Company shown above at the price shown above. The shares of Common Stock deliverable upon such exercise are hereinafter sometimes referred to as the "Shares".

     A. ISSUANCE OF WARRANT; CANCELLATION OF OLD WARRANTS. This Warrant is issued in replacement of the Warrants dated January 2, 2001 and February 7, 2002 issued by Bionic Technologies, LLC, a Utah limited liability company ("Bionic"), to the Holder (the "Old Warrants"). By its acceptance hereof, the Holder agrees that the Old Warrants are hereby terminated and of no further force and effect, and the Holder shall have no right to exercise such Warrants for Units (as defined in the Old Warrants) or any other securities of Bionic or the Company.

      B. EXERCISE OF WARRANT. This Warrant may be exercised in whole only and not for less than all Shares purchasable hereunder at any time after the date hereof and ending no later than 5:00 p.m. local time at the Company's office on the Expiration date shown above, by presentation and surrender hereof to the Company and accompanied by payment of the Exercise Price for the Shares. Upon receipt by the Company of this Warrant at the office of the Company together with payment of the Exercise Price, the Holder shall be deemed to be the holder of record of the Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Shares shall not then be actually delivered to the Holder.

      C. RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of the Shares as shall be required for issuance or delivery upon exercise of this Warrant.

      D. RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

      E. ADJUSTMENT PROVISIONS IN THE EVENT OF AN EQUITY SPLIT OR REVERSE SPLIT. If, prior to the expiration of this Warrant by exercise or by its terms, the Company shall subdivide the number of outstanding shares of Common Stock into a greater number of shares, then, in such case, the then applicable Exercise Price in effect at the time of such action shall be proportionately reduced and the number of Shares at that time purchasable pursuant to this Warrant shall be proportionately increased; and, conversely, in the event that the Company shall reduce the number of outstanding shares of Common Stock by combining such shares into a smaller number of such shares of Common Stock, then, in such case, the then applicable Exercise Price in effect at the time of such action shall be proportionately increased and the number of Shares at the time purchasable pursuant to this Warrant shall be proportionately decreased. No adjustment shall be made for any distributions paid on outstanding shares of Common Stock whether in cash or Common Stock. In addition, this provision is not intended to limit the ability of the Company to issue additional shares of Common Stock to employees of the Company for incentive purposes or to third parties or affiliates for capital raising purposes. It is only intended to adjust the number of Shares covered by the Warrant and the Exercise Price in the event of an equity split or reverse split.

      F. OFFICER'S CERTIFICATE. Whenever the Exercise Price shall be adjusted as required by the provisions of Section E hereof, or upon request of the Holder, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office, and with its equity stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided and setting forth in reasonable detail the facts requiring such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder and the Company shall, forthwith after each such adjustment, deliver a copy of such certificate to the Holder. Such certificate shall be conclusive as to the correctness of such adjustment.

      G. NOTICE TO WARRANT HOLDER. So long as this Warrant shall be outstanding and unexercised, if any capital reorganization of the Company, reclassification of the capital equity of the Company, consolidation or merger of the Company with or into another limited liability company, corporation or other entity; sale, lease or transfer of all or substantially all of the property and assets of the Company to another entity; or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be proposed, then, in such case, the Company shall cause to be delivered to the Holder, at least ten days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating (x), the record date for the purpose of such distribution or rights, or
(y) the date such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any, to be fixed, as of which the holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

      H. SIGNIFICANT CORPORATE CHANGE. In case the Company is to be merged or consolidated with another limited liability company or other entity (other than a wholly-owned subsidiary of the Company), and the Company is not to be the surviving corporation, limited liability company or other entity, or in case substantially all of the assets or Common Stock of the Company is acquired by another person (other than a wholly-owned subsidiary of the Company), or in the case of a separation, reorganization, dissolution or liquidation of the Company, the Board of Directors of the Company, at their discretion, shall either (i) upon written notice to the Holder, provide that this Warrant must be exercised within a time specified within said notice, which time shall be a reasonable time but shall not extend beyond the date which is immediately preceding the date on which said merger, sale or other transaction is to be consummated, (ii) make appropriate provisions for the protection of this Warrant by the substitution on an equitable basis of appropriate shares of Common Stock of the Company or of the merged, consolidated or otherwise reorganized corporation, limited liability company or other entity which will be issuable with respect to the Shares, provided only that the excess of the aggregate fair market value of the substituted Shares subject to this Warrant immediately after such substitution over the exercise price thereof is not more than the excess of the aggregate fair-market value of the Shares subject to this Warrant immediately before such substitution over the Exercise Price thereof, or (iii) provide the Holder with an election to choose the provisions of clause (i) or clause (ii) above, or any combination thereof. In the event of (i) above, the Board of Directors may make reasonable arrangements, including a reasonable delay for the time required for repayment of the Exercise Price, and for the implementation of necessary or desirable requirements. This Warrant, notwithstanding the terms and limitations on exercise contained herein, shall accelerate and become exercisable in full prior to consummation of such dissolution, liquidation, merger, consolidation, separation, reorganization or sale of assets or Common Stock of the Company at such reasonable times as may be specified by the Board of Directors.

      I. TRANSFER ABILITY OF WARRANT.

            (a) The Holder shall not sell, assign, transfer, pledge or otherwise dispose of or encumber this Warrant, except to the extent, and upon compliance with the conditions, set forth below;

                  (i) As an express condition precedent to its right to do so, the Holder shall notify the Company in writing of its intention to sell, assign, transfer, pledge or otherwise dispose of or encumber this Warrant and by such notice shall offer (the "Offer") to sell this Warrant to the Company upon the terms and conditions of a bona fide offer it has received from a third party. Prior to the expiration of fifteen days following its receipt of such notice, the Company may elect, at its option, to purchase this Warrant by so notifying the Holder in writing.

                  (ii) If the Company does not elect to purchase this Warrant, the Holder shall be entitled to dispose of or encumber this Warrant. If the Holder does not dispose of or encumber this Warrant within a period of three months after the date of the offer to the Company, the Holder's right to dispose of or encumber this Warrant pursuant to the terms and conditions of the Offer shall cease and the Holder shall again hold this Warrant subject to all of the terms and conditions of this Warrant, including this Section I.

            (b) Subject to the provisions of paragraph (a) above, this Warrant may be sold, transferred or otherwise disposed of only to a person, which, in the opinion of counsel for the Company, is a person to whom this Warrant may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act of 1933, as amended (the "Act"), with respect thereto and then only against receipt of any agreement of such person to comply with the terms and provisions of this Section I with respect to any resale or other disposition of such securities.

            (c) Subject to the provisions of paragraph (a) above, any Shares issued or issuable pursuant to exercise of this Warrant may be sold, transferred or otherwise disposed of only to a person who, in the opinion of counsel for the Company, is a person to whom such Shares may legally be transferred without registration and without the delivery of a current prospectus under the Act with respect thereto and then only against receipt of any agreement of such person to comply with the terms and provisions of Section I with respect to any resale or other disposition of such securities.

            (d) The Company will cause the following legend to be set forth on each certificate representing the Shares or any other security issued or issuable upon exercise of this Warrant not theretofore registered for distribution to the public unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary.

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR REGISTERED NOR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED FOR SALE, TRANSFERRED, PLEDGED. OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED."

      J. APPLICABLE LAW. This Warrant shall be governed by, and construed in accordance with, the laws of the State of Utah.

      K. TERM AND EXPIRATION. This Warrant will expire and become void to the extent not exercised and paid for by the Expiration date shown on the first page hereof.

      DATED this 1st day of January 2003.

                                                    CYBERKINETICS, INC.

                                                    By: /s/ Tim Surgenor
                                                        ---------------------
                                                        Name: Tim Surgenor
                                                        Title: President

Accepted and agreed:

UNIVERSITY OF UTAH RESEARCH FOUNDATION

By:
    -------------------------------
    Name:
    Title: